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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported): December 30, 1996.



                         The Williams Companies, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



     Delaware                      1-4174                        73-0569878
 ---------------               ---------------              -------------------
 (State or other               (Commission                  (I.R.S. Employer
 jurisdiction of               File Number)                 Identification No.)
 incorporation)



 One Williams Center, Tulsa, Oklahoma                                   74172
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 (Address of principal executive offices)                            (Zip Code)



 Registrant's telephone number, including area code:  918/588-2000



                               Not Applicable
 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

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Item 5.    Other Events.


        The Williams Companies, Inc. (the "Company") is party to a Rights Agreement, dated as of February 6, 1996 (the "Rights Agreement"), with First Chicago Trust Company of New York. On December 30, 1996, the Company distributed one share of Common Stock of the Company, $1 par value, for every two shares of Common Stock outstanding on December 6, 1996, pursuant to a 3-for 2 stock split. As a result of the stock split, the number of Rights (as defined in the Rights Agreement) to which each share of Common Stock is entitled, will be adjusted from one whole Right to two-thirds of a Right per share pursuant to the provisions of Section 11(p) of the Rights Agreement.


Item 7.    Financial Statements and Exhibits.

        (4.1) Rights Agreement, dated as of February 6, 1996, between the Company and First Chicago Trust Company of New York (filed as
                 Exhibit 4 to the Company's Form 8-K, filed January 24, 1996). Such Exhibit has heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and is incorporated herein by reference.





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        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         THE WILLIAMS COMPANIES, INC.




Date:  December 30, 1996                 By: /s/ DAVID M. HIGBEE
                                            ---------------------------------
                                            Name:  David M. Higbee
                                            Title: Secretary





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